EXHIBIT 23(a)


          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in this Registration Statement of Texas Utilities Electric Company ( the Company ) on Form S-4 of our report dated March 1, 1995 appearing in the Company s Annual Report on Form 10-K for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

          /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP

          Dallas, Texas
          September 27, 1995